Exhibit 10.1

SUNOPTA INC.

STOCK DEFERRAL PLAN FOR NON-EMPLOYEE DIRECTORS

1. Purpose; Effective Date. The Board of Directors (the “Board”) of SunOpta Inc. (the “Company”) adopts this Stock Deferral Plan for Non-Employee Directors (the “Plan”) for the purpose of providing a mechanism for non-employee directors to defer the receipt of common shares (“Common Shares”) issued under restricted stock units (“RSUs”) granted under the Company’s 2013 Stock Incentive Plan (the “Stock Incentive Plan”). The Plan is effective as of August 12, 2014 (the “Effective Date”).

2. Eligibility. Non-employee directors of the Company (“Directors”) are eligible to defer receipt of Common Shares under the Plan.

3. Deferral Elections. A Director may elect to defer receipt of Common Shares issuable for service as a director under RSUs awarded under the Stock Incentive Plan by submitting a “Participation Agreement” to the Company on a form specified by the Company no later than the applicable deferral deadline. Any Director who has submitted a Participation Agreement is hereafter referred to as a “Participant.” A Participation Agreement submitted by a Participant shall automatically continue from year to year and shall be irrevocable with respect to stock compensation for a year once the deferral deadline for stock compensation for that year has passed, but the Participant may modify or terminate a Participation Agreement for compensation for any year by submitting a revised Participation Agreement or otherwise giving written notice to the Company at any time on or prior to the deferral deadline for stock compensation for that year.

(a) Elections by Continuing Directors. The deferral deadline for an election to defer receipt of Common Shares issuable under RSUs for services performed in any calendar year shall be the last business day of the prior calendar year.

(b) New Directors. A person who first becomes a Director during a calendar year may elect to defer stock compensation referred to in paragraph (a) above that is payable solely for services performed during the remainder of the calendar year after submission of the Participation Agreement, subject to all of the provisions of paragraph (a), except that the election shall be made within 30 days after the date the person becomes a Director.

4. Accounts.

(a) Accounts. The Company shall establish on its books a stock account (individually, an “Account” and collectively, the “Accounts”) for each Participant which shall be denominated in Common Shares, including fractional shares.

(b) Crediting of Deferrals. Deferred RSU Shares shall be credited to a Participant’s Account as of the date the RSUs become vested.

(c) Dividend Credits. As of each date for payment of dividends on the Common Shares, each Account shall be credited with an additional number of Common Shares (including fractional shares) equal to the total amount of dividends that would have been paid on the number of shares recorded as the balance of that Account as of the record date for such dividend divided by the closing market price for the Common Shares on such dividend payment date as reported on Nasdaq or other market on which the Common shares trade determined by the Compensation Committee of the Board of Directors (the “Committee”).

(d) Statement of Account. At the end of each calendar quarter, a report shall be issued by the Company to each Participant setting forth the balance of the Participant’s Account under the Plan.

5. Payment of Benefits.

(a) Plan Benefits. The Company shall pay Plan benefits to each Participant equal to the Participant’s Account. Each Participation Agreement shall include an election by the Participant as to the term of benefit payments with respect to amounts deferred under the Participation Agreement. Except as otherwise provided in this Section 5, such elections shall be irrevocable with respect to compensation once the deferral deadline for that compensation has passed. Participants may make different payment elections with respect to subsequent deferrals of compensation, but no Participant may at any time have compensation deferred under the Plan payable under more than two different terms of benefit payments.

(b) Commencement of Payments. Payment of benefits shall commence in January of the year following the year in which service as a Director of the Company ceases in a manner that constitutes a “separation from service” within the meaning of United States Treasury Regulation section 1.409A -1(h). If a Participant is a “specified employee” within the meaning of United States Treasury Regulation section 1.409A -1(i) as of the date of separation from service, any benefit that otherwise would be payable within six months after separation from service will not be paid during such six-month period and instead will be paid (without any interest or accrued dividends) on the first business day after the date that is six months after the separation from service or, if earlier, upon the death of the Participant.

(c) Term of Payments. Participants may elect in their Participation Agreements to have benefits from their Accounts paid in (i) up to five annual installments, (ii) a single lump sum payment, or (iii) a combination of a partial lump sum payment (expressed as a percentage) and the remainder in up to five annual installments. At all times with respect to the amount deferred the right to a series of installment payments is treated as a right to a series of separate payments.

(d) Medium of Payments. Benefits payable to a Participant from an Account shall be paid as a distribution of Common Shares (rounded to a number of whole shares).

(e) Payment Timing and Valuation. All lump sum payments or installment payments due under the Plan in any year shall be paid on a date in January determined by the Company. All payments shall be based on Account balances as of the close of business on the last trading day of the immediately preceding year. The amount of each installment payment shall be determined by dividing the Account balance by the number of remaining installments, including the current installment to be paid.

(f) Modification of Payment Elections. After a Participant’s election under Section 5(c) regarding the term of any benefit payments has otherwise become irrevocable or after the deferral deadline for a deferral election under Section 3 with respect to RSU Shares has passed, the Participant may elect to change such term of payments provided (1) no such change shall be effective unless the change election is made in writing delivered to the Company no later than the last day of the second year preceding the year in which payment of such benefits would otherwise have commenced and (2) the change election must include an election to defer commencement of payment of benefits for a period of not less than five (5) years from the year in which payment of such benefits would otherwise have commenced; provided, however, that a change is not permissible unless all payments under any such change election will be completed by the fifth year following the year in which service as a Director ceases in a manner that constitutes a “separation from service” within the meaning of United States Treasury Regulation section 1.409A -1(h).

(g) Designation of Beneficiaries; Death.

(i) Each Participant shall have the right, at any time, to designate any person or persons as the Participant’s beneficiary or beneficiaries (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of the Participant’s death prior to complete distribution of the benefits due under the Plan. Each beneficiary designation shall be in written form prescribed by the Company and will be effective only if filed with the Company during the Participant’s lifetime. Such designation may be changed by the Participant at any time without the consent of a beneficiary. If no designated beneficiary survives the Participant, the balance of the Participant’s benefits shall be paid to the Participant’s surviving spouse or, if no spouse survives, to the Participant’s estate.

(ii) Upon the death of a Participant, any benefits payable to a surviving spouse as beneficiary shall be paid in accordance with the payment elections for such benefits that would have applied if the Participant had not died, and any benefits payable to any other beneficiary (including a secondary beneficiary following the death of a surviving spouse) shall be paid in a single lump sum payment in January of the year following death. A surviving spouse shall not have the right to modify payment elections.

(h) Unforeseeable Emergency. Notwithstanding the foregoing provisions of this Section 5, an accelerated payment from a Participant’s Account may be made to the Participant (or to the Participant’s beneficiary following the Participant’s death) in the sole discretion of the Committee based upon a finding that the Participant (or the Participant’s beneficiary following the Participant’s death) has suffered an Unforeseeable Emergency. For this purpose, “Unforeseeable Emergency” means a severe financial hardship to the Participant (or the Participant’s beneficiary following the Participant’s death) resulting from a sudden and unexpected illness or accident of the Participant (or the Participant’s beneficiary following the Participant’s death) or a dependent of the Participant (or the Participant’s beneficiary following the Participant’s death), loss of the Participant’s (or the Participant’s beneficiary following the Participant’s death) property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant (or the Participant’s beneficiary following the Participant’s death). Unforeseeable Emergency shall be determined by the Committee on the basis of information supplied by the Participant (or the Participant’s beneficiary following the Participant’s death). The amount of any accelerated payment under this Section 5(h) shall be limited to the amount reasonably necessary to meet the Participant’s (or the beneficiary’s following the Participant’s death) needs resulting from the Unforeseeable Emergency, after taking into account insurance and other potential sources of funds to meet such needs, plus the amount reasonably necessary to cover income and withholding taxes on the accelerated payment. Any such accelerated payment shall be paid as promptly as practicable following approval by the Committee and shall be paid pro-rata from the Participant’s Accounts based on the account balances as of the close of business on the day prior to the payment date.

(i) Payment to Guardian. If a benefit under the Plan is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Plan benefit to the guardian, legal representative or person responsible for the care and custody of such minor, incompetent or person. The Committee may require proof of incompetence, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such benefit.

(j) Divorce. Payments may be made to a spouse or former spouse in connection with a divorce in accordance with a qualified domestic relations order as defined in section 206(d)(3) of ERISA and procedures adopted by the Committee. Reference to section 206(d)(3) is for purposes of specifying administrative requirements and procedures and shall not be interpreted to mean that any ERISA requirements apply or are incorporated into the Plan. The reference shall not give any person any rights under ERISA

(k) Withholding; Payroll Taxes. The Company shall withhold from payments made hereunder any taxes required to be withheld from such payments under Canadian, U.S., provincial, state or local law.

(l) Payment Prior to Corporate Transaction. Notwithstanding any provision in this Plan, immediately prior to the consummation of a Corporate Transaction, the Company shall pay in a lump sum to each Participant the full amount in the Participant’s Account as a distribution of Common Shares (rounded to a number of whole shares). For purposes of this Plan, a “Corporate Transaction” shall mean the occurrence of any of the following events, provided, however, that such event also constitutes a “change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company” within the meaning of Section 409A(a)(2)(A)(v) of the United States Internal Revenue Code of 1986, as amended (the “Code”):

(1) any consolidation, merger or plan of share exchange involving the Company (a “Merger”) as a result of which the holders of outstanding securities of the Company ordinarily having the right to vote in the election of directors (“Voting Securities”) immediately prior to the Merger do not continue to hold at least fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the surviving or continuing corporation immediately after the Merger, disregarding any Voting Securities issued or retained by such holders in respect of securities of any other party to the Merger;

(2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company; or

(3) any Person shall, as a result of a tender or exchange offer, have become the beneficial owner (within the meaning of Rule 13d-3 under the United States Securities Exchange Act of 1934), directly or indirectly, of Voting Securities representing fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities.

For purposes of this Plan the term “Person” shall mean and include any individual, corporation, partnership, group, association or other “person”, as such term is used in Section 14 (d) of the Securities Exchange Act of 1934, other than the Company, a wholly owned subsidiary of the Company or any employee benefit plan(s) sponsored by the Company.

6. Administration.

(a) Committee Duties. This Plan shall be administered by the Committee. The Committee shall have responsibility for the general administration of the Plan and for carrying out its intent and provisions. The Committee shall interpret the Plan and have such powers and duties as may be necessary to discharge its responsibilities. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

(b) Binding Effect of Decisions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

7. Claims Procedure.

(a) Claim. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

(b) Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

(i) The reasons for denial, with specific reference to the Plan provisions on which the denial is based;

(ii) A description of any additional material or information required and an explanation of why it is necessary; and

(iii) An explanation of the Plan’s claim review procedure.

(c) Review of Claim. Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

(d) Final Decision. The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

8. Amendment and Termination of the Plan.

(a) Amendment. The Board may at any time amend the Plan in whole or in part; provided, however, that no amendment shall affect the terms of any previously deferred amounts or the terms of any irrevocable Participation Agreement of any Participant.

(b) Termination. The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan, or potential payments thereunder, would not be in the best interests of the Company.

(i) Partial Termination. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Participation Agreements and terminating all existing Participation Agreements to the extent such Participation Agreements have not yet become irrevocable. In the event of such a partial termination, the Plan shall continue to operate and be effective with regard to all compensation deferred prior to the effective date of such partial termination.

(ii) Complete Termination. The Board may completely terminate the Plan as provided in this Section 8(b)(ii). In connection with any complete termination, the Company shall act in good faith in accordance with applicable regulations to avoid adverse tax consequences on Participants under Section 409A of the Internal Revenue Code.

(1) In the event the Board causes a complete termination of the Plan (other than in connection with a “change in control event” as provided in Section 8(b)(ii)(2)), the Plan shall continue to operate as in a partial termination except as provided in this Section 8(b)(ii)(1). For a period selected by the Board of at least twelve (12) months from the date the Board takes action to terminate the Plan, the Plan shall continue to pay benefits otherwise payable under the terms of the Plan absent termination of the Plan. On a date selected by the Board that is more than twelve (12) months after the date the Board took action to terminate the Plan, the Plan shall cease to operate, the Company shall determine the balance of each Participant’s Account as of the close of business on such date and the Company shall pay out such Account balances to the Participants in a single lump sum payment as soon as practicable after such date, but in no event shall such distribution be made later than 24 months after the date the Board took action to terminate the Plan.

(2) The Board may completely terminate the Plan at any time during the thirty (30) days preceding or the twelve (12) months following a “change in control event” within the meaning of Treasury Regulation section 1.409A -3(j)(4)(ix) provided that the termination complies with the other requirements of that section. In that event, on the effective date of the complete termination, the Plan shall cease to operate, the Company shall determine the balance of each Participant’s Account as of the close of business on such effective date, and the Company shall pay out such Account balances to the Participants in a single lump sum payment as soon as practicable and in no event later than twelve (12) months after the Company irrevocably takes all necessary action to terminate and distribute.

9. Miscellaneous.

(a) Unsecured General Creditor. The Accounts shall be established solely for the purpose of measuring the amounts owed to Participants or beneficiaries under the Plan. Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company. Except as may be provided in Section 9(b), assets of the Company shall not be held under any trust for the benefit of the Participants, their beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under the Plan. Any and all of the Company’s assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company’s obligation under the Plan shall be that of an unfunded and unsecured promise to pay benefits in the future, and the rights of Participants and beneficiaries shall be no greater than those of unsecured general creditors of the Company.

(b) Trust Fund. The Company shall be responsible for the payment of all benefits provided under the Plan. The Company may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits, but the Company shall have no obligation to contribute to such trusts except as specifically provided in the applicable trust documents. Such trust or trusts shall be irrevocable, but the assets thereof shall be subject to the claims of the Company’s creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company.

(c) Non-assignability. Neither a Participant nor any other person shall have the right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be non-assignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

(d) Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the province of Ontario and the federal laws of Canada applicable therein.

(e) Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.

(f) Notice. Any notice or filing required or permitted to be given to the Company or the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Secretary of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

(g) Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

The foregoing Plan was approved by the Board of Directors of SunOpta Inc. on August 12, 2014.

          SUNOPTA INC.

By:    /s/ John Ruelle

Title: Chief Administrative Officer,
          Senior Vice President of Corporate
          Development and Secretary